Exhibit 99.1

Indoor Harvest Corp Announces Second Quarter Results

Houston, Texas, August 7, 2015 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce results for the six months ended, June 30, 2015 as well as subsequent events. Our complete 2nd quarter report can be downloaded from our website, or through the SEC's website at the following link:

http://www.sec.gov/Archives/edgar/data/1572565/000155724015000574/inqd-2015june30_10q2.htm

Current Operations

Tweed Pilot Project Update

On April 20, 2015, we began our test pilot at Tweed's facility in Smith Falls, Ontario, by growing a sativa dominate strain from clone in order to collect certain production data. As of today, the first aeroponic pilot has concluded and we are expecting the production data on or before August 31, 2015. We conducted a control test using a coco, drip irrigation production method. The tests were staggered by approximately four weeks. The comparative results between the control and aeroponic system test will be published on or before September 30, 2015.

Mr. Chad Sykes, Chief Executive Officer of Indoor Harvest, stated, "We're looking forward to disclosing the data of our first pilot. Having worked with a number of cultivars using our designs, I'm happy to report that we're expecting the final data to be in line with the results we've seen from other cultivars. We continue to conduct our business upon the assumption that aeroponics will potentially be a game changer for the cannabis industry and that the data supplied should continue to validate our assumption."

CLARA Design Build Project

On March 31, 2015 the Company announced the signing of a LOI with the City of Pasadena, Texas to fund the establishment and provisioning of an indoor agricultural facility (vertical farm) to be located in Pasadena, Texas. Under the LOI, the City was to provide Indoor Harvest, or a partner of their designation with City approval, with two facilities owned by the City for the sum of ten dollars ($10.00) per annum for a period not to exceed twenty (20) years as well as provide tax abatements on these properties for use in the construction of a Community Located Agricultural Research Area ("CLARA") project. In addition, the Pasadena Second Century Corp. (economic development entity for the City of Pasadena) has been asked by City officials to consider a budgetary proposal of $500,000 as seed money for the project's economic development portion in north Pasadena.

The CLARA project, based on current negotiations, is expected to be divided into two phases. Phase One will focus on developing the non-profit aspects of the project and is envisioned to include the construction of a 6,000 sq. ft. vertical farm R&D facility and 6,000 sq. ft. of classroom and office space. Phase Two is envisioned to support a commercial retail operation on approximately two acres of land and additional properties adjacent to the vertical farm and education centers.

The Phase One vertical farm facility is intended to serve dual roles, with Indoor Harvest using the facility as a demonstration farm and R&D facility and Harris County BUILD Partnership, a non-profit group, using the facility for educational and charitable purposes. It is anticipated that the crops grown will be donated, or sold at cost, to provide fresh produce to low income families in the North Pasadena area. The entire proposed campus area, almost two city blocks, will be designed and built to allow the flow of tourists without impacting operations. The City has been asked to develop a project overview to be presented in August to department heads at the Pasadena Independent School District's Kirk Lewis Career & Technical High School and the Continuing and Professional Development Department of San Jacinto College regarding academic curriculum development to be located at the CLARA campus.

Based upon an existing timeline provided by the City and the current status of negotiations between the parties, it is anticipated that the project MOU will be finalized and property lease executed by the end of August 2015. Under the timeline, construction on Phase One is planned for completion June 2016. As of today, we do not yet have a binding agreement concerning this Project

Phase Two of the project is anticipated to be developed on two acres of land and additional buildings currently available adjacent to the existing properties being provided by the City. Indoor Harvest, as the primary developer of the campus, expects to be able to provide commercial operators who build on the CLARA campus a unique group of incentives and key advantages in regards to distribution, manufacturing intelligence and access to resourcing and key agricultural production talent. The City of Pasadena is currently working to secure additional land surrounding the CLARA campus for use by commercial partners.

We are currently in the final stages of negotiating terms with City Farms America, LLC and EB5 Solutions, LLC, to build commercial operations on the CLARA campus. EB5 Solutions would be responsible for providing investment capital to City Farms America for the construction with terms that include a multi-State expansion plan of the CLARA model. Indoor Harvest would act as the primary design build contractor for both CLARA construction and future expansion plans. We are currently negotiating terms with City Farms America and EB5 Solutions in connections with the MOU for CLARA. As of today, we do not yet have a binding agreement with these entities.

Cory Miner, Managing Partner of EB5 Solutions stated, "City Farms America and EB5 Solutions are establishing an agreement with Indoor Harvest and The City of Pasadena to financially participate in the CLARA model in investing significant capital in this private public partnership. The Board of Directors have determined that  the CLARA model will be the template for expansion thru out the U.S. where the public and the private sectors will join together in establishing a  business platform benefiting numerous cities. We recognize the success will require a collective effort between the private sector and public entities as defined in the CLARA model and we have embraced what we have determined is an unlimited opportunity for all involved."

"Working in cooperation with the City, commercial and non-profit partners, we hope to take the CLARA model from proof of concept through to a viable economic model that can be rolled out Nationwide. Commercial partners must show a history of operations and an ability to fund a multi-State expansion plan. EB5 Solutions has that track record and we look forward to closing terms with them and City Farms America. With climate change, growing demand  for locally grown produce and a lack of skilled farming labor straining the food supply system, we believe the CLARA model will be attractive to municipalities across the Country, potentially opening us up for a strong future sales pipeline.",  also stated Mr. Sykes.

Results of Operations

We are in the process of developing our products and services. Consequently, we have not generated revenues as of today.  We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015.

For the three months ended June 30, 2015 and 2014, we had a net loss of $306,210 and $59,716, respectively. For the six months ended June 30, 2015 and 2014, we had a net loss of $589,867 and $203,862, respectively. The primary driver behind the increase in the loss was attributable to the increase in expenses as noted below.

For the three months ended June 30, 2015 and 2014, we incurred $306,126 and $59,809, respectively, in operating expenses. For the six months ended June 30, 2015 and 2014, we incurred $579,802 and $204,006, respectively, in operating expenses. The increase in our operating expenses is due to increases in costs related to research and development, increased payroll costs, depreciation expense, listing expenses to have our common stock traded on the OTCQB and professional expenses related to being a SEC reporting Company.

Our expenses related to research and development for the three months ended June 30, 2015 and 2014 were $3,285 and $370, respectively. Our expenses related to research and development for the six months ended June 30, 2015 and 2014 were $12,528 and $1,010, respectively. The increase in research and development expenses was due to increased costs developing our vertical farm framing system and improvements to our existing aeroponic designs.

As of June 30, 2015 we had total liabilities of $54,911, while at December 31, 2014, we had total liabilities of $21,245. The increase in liabilities was due to increases in accrued payroll, deferred rent and a $36,100 note payable to Wells Fargo Bank for tooling equipment. The tooling will be used to manufacture our aeroponic AGT fixtures.

Liquidity and Capital Resources

We anticipate taking the following steps to implement our business plan for the next 12 months. Our capital requirements for implementation of these steps are estimated at $4,000,000 as set forth in the table below. For the next 12 months, we anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions and available funding:

Event	Actions	Estimated Time	Estimated Cost
CLARA Phase I	Construct Demonstration Vertical Farm	Q3 2015- Q3 2016	$3,500,000
CLARA Phase II	Develop Commercial Retail Campus at CLARA	Q1 2016- Q4 2016	$500,000

In order to fund the CLARA activities under our business plan described above, the Company plans to commence a private placement under Regulation D, Rule 506(c) for up to 5,000,000 shares of Series A Convertible Preferred Stock at a price of $1.00 per share for maximum gross proceeds of $5,000,000.

Mr. Sykes further stated, "Our focus up until now has been developing our products and building partnerships. We've established our foundation and are now making the transition from a development stage company to full operations. We have bid on several projects since we officially launched sales on July 1st and expect to begin generating revenue this quarter. We're also wrapping up a comprehensive makeover of our brand and will unveil a new website, that better reflects our Company's direction later this month. Pending the results from our Tweed pilot and closing of terms with CLARA partners, we will also prepare a detailed investor presentation and investor road show to showcase our efforts to date. It is currently anticipated we will begin our investor road show in the next 60 to 90 days."

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com

INDOOR HARVEST CORP

BALANCE SHEETS
AS OF JUNE 30, 2015 AND DECEMBER 31, 2014
(UNAUDITED)

	June 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash	$288,280	$411,669
Inventory	4,589	-
Prepaid expenses	6,933	-
Total current assets	299,802	411,669

Furniture and equipment, net	208,971	170,454
Security deposit	12,600	12,600
Intangible asset	2,000	2,000
Other assets	48,783	68,083
Total assets	$572,156	$664,806

LIABILITIES
Current liabilities:
Accounts payable & accrued expenses	$310	$7,185
Accrued payroll	9,099	5,034
Deferred rent	9,402	9,026
Total current liabilities	18,811	21,245

Long term liabilities:
Note payable	36,100
Total Liabilities	54,911	21,245

Stockholders' equity:
Common stock: $0.001 par value, 50,000,000 shares authorized; 10,155,528 and 9,252,388 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	10,154	9,251
Additional paid-in capital	1,752,037	1,299,389
Less: Stock subscription receivable	-	(10,000)
Accumulated deficit	(1,244,946)	(655,079)
Total Stockholders' equity	517,245	643,561

Total liabilities and stockholders' equity	$572,156	$664,806

The accompanying notes are an integral part of these financial statements.

INDOOR HARVEST CORP
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Operating Expenses
Depreciation expense	$11,430	$3,665	$21,444	$5,614
Research and development	3,285	370	12,528	1,010
Professional fees	17,161	11,067	107,972	107,955
General and administrative expenses	274,250	44,707	437,858	89,427
Loss from operations	306,126	59,809	579,802	204,006

Other Income (Expense)	(84)	93	(10,065)	144

Net loss	$(306,210)	$(59,716)	$(589,867)	$(203,862)

Net loss per common share:
Net loss per share, basic and diluted	$(0.03)	$(0.01)	$(0.06)	$(0.03)

Weighted average number
of common shares outstanding:
Basic and diluted	9,990,229	8,227,388	9,451,732	7,882,677

The accompanying notes are an integral part of these financial statements.

INDOOR HARVEST CORP
STATEMENTS OF SHAREHOLDERS' EQUITY
(UNAUDITED)
			Additional Paid-in Capital			Total Stockholders' Equity (Deficit)
	Common Stock, $0.001 Par Value
	Shares	Amount		Accumulated Deficit	Subscription Receivable

Balances, December 31, 2013	6,505,381	$6,505	$359,134	$(211,797)	$-	$153,842

Issuance of common stock
For cash	2,474,000	2,474	872,276	-	(10,000)	864,750
For services	273,007	272	67,979	-	-	68,251
Net loss	-	-	-	(443,282)	-	(443,282)

Balances, December 31, 2014	9,252,388	9,251	1,299,389	(655,079)	(10,000)	643,561

Issuance of common stock
For cash	536,000	536	267,464	-	-	268,000
For services	367,180	367	185,184	-	-	185,551
Collection of stock subscription receivable	-	-	-	-	10,000	10,000
Net loss	-	-	-	(589,867)	-	(589,867)

Balances, June 30, 2015	10,155,568	$10,154	$1,752,037	$(1,244,946)	$-	$517,245

The accompanying notes are an integral part of these financial statements.

INDOOR HARVEST CORP
STATEMENT OF CASHFLOWS
(UNAUDITED)

	For the six months ended June 30,

	2015	2014
Cash flows from operating activities:
Net loss	$(589,867)	$(203,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	21,444	5,614
Loss on the sale other asset	9,250	-
Stock issued for services - related party	97,500	68,252
Stock issued for services	88,051	-
Change in operating liability:
Deferred rent	376	8,650
Other assets	-	(68,954)
Security deposit	-	(12,600)
Inventory	(4,589)	-
Prepaid expense	(6,933)	-
Accounts payable and accrued expenses	(6,875)	-
Accrued compensation - officers	4,327	(4,222)
Accrued compensation	(262)	-
Net cash used in operating activities	(387,578)	(207,122)

Cash flows from investing activities:
Proceeds from sale of equipment	10,050	-
Purchase of equipment	(59,961)	(46,430)
Net cash used in investing activities	(49,911)	(46,430)

Cash flows from financing activities:
Proceeds from note payable	36,100	-
Collection of stock subscription receivable	10,000	-
Issuance of common stock for cash	268,000	362,250
Net cash provided by financing activities	314,100	362,250

Increase cash and cash equivalents	(123,389)	108,698
Cash and cash equivalents at beginning of period	411,669	122,017
Cash and cash equivalents at end of period	$288,280	$230,715

Supplemental Disclosures
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.